UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check  the  appropriate  box:


[ ] Preliminary Proxy Statement  [ ] Confidential, for Use of the Commission Only
                                           (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                          PRESIDENTIAL LIFE CORPORATION
         --------------------------------------------------------------
                  (Name of Registrant As Specified In Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]   No  fee  required.

[ ]  Fee  computed  on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title  of  each  class  of  securities  to  which  transaction  applies:

     ------------------------------------------------------------------

(2)   Aggregate  number  of  securities  to  which  transaction  applies:

     ------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------------

     ------------------------------------------------------------------

     ------------------------------------------------------------------

(4)  Proposed  maximum  aggregate  value  of  transaction:

     ------------------------------------------------------------------

(5)  Total  fee  paid:

     ------------------------------------------------------------------

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount  Previously  Paid:

     ------------------------------------------------------------------

(2)  Form,  Schedule  or  Registration  Statement  No.:

     ------------------------------------------------------------------

(3)  Filing  Party:

     ------------------------------------------------------------------

(4)  Date  Filed:

     ------------------------------------------------------------------

                                    VIA EDGAR
                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET, N.W.
                             WASHINGTON, D.C. 20549

     RE:   REVISED  PROXY  STATEMENT  OF
           PRESIDENTIAL  LIFE  CORPORATION

Ladies  and  Gentlemen:

     Pursuant to Rule 14a-6(h) of the Securities Exchange Act of 1934, Presidential Life Corporation (the "Company") is hereby filing via Edgar a Revised Proxy Statement on Schedule 14A relating to the Company's 2001 Annual
Meeting of Stockholders to be held on May 23, 2001. Due to an editing error, the Proxy Statement filed via Edgar on April 23, 2001 contained an inaccuracy in certain data contained in the chart for Security Ownership of Certain Beneficial Owners and Management. This chart as originally filed understated the number of shares of common stock of the Company beneficially owned by Herbert Kurz (6,900,904 rather than 8,058,237). The Revised Proxy Statement is hereby being submitted for filing in order to correct this inaccuracy, as well as the resulting inaccuracies in the calculation of the percentage of common stock beneficially owned by Mr. Kurz, and the number of shares and percentage of common stock beneficially owned by all Directors and Executive Officers as a group.

     The Revised Proxy Statements shall be mailed to shareholders upon the filing hereof.

     If you have any questions or comments regarding the filing, please contact the undersigned by telephone at (212) 755-6000 or by facsimile at (212) 755-6006.


                                        VERY TRULY YOURS,

                                        ARONAUER, GOLDFARB, SILLS & RE, LLP,
                                        COUNSEL TO PRESIDENTIAL LIFE CORPORATION


                                        BY:  /S/  SAMUEL  GOLDFARB
                                           -----------------------
                                           SAMUEL  GOLDFARB,
                                           A  MEMBER  OF  THE  FIRM

                          PRESIDENTIAL LIFE CORPORATION
                               69 LYDECKER STREET
                              NYACK, NEW YORK 10960


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2001


     The Annual Meeting of Shareholders (the "Annual Meeting") of Presidential Life Corporation (the "Company") will be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 9:30 a.m., local time, on Wednesday, May 23, 2001, for the following purposes:

     1. To elect five (5) directors, each for a term of one year and until their respective successors are duly elected and qualified;

     2. To consider and act upon a proposal to ratify the Board of Directors' selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as properly may come before the Annual Meeting or any postponement or adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on April 11, 2001 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. It is expected that this Notice of Annual Meeting of Shareholders and the accompanying proxy materials will be mailed or delivered to shareholders commencing on or about April 18, 2001.

Regardless of whether you expect to attend the Annual Meeting in person, you are requested to complete, date and sign the enclosed proxy card and return it at your earliest convenience to the Company in the enclosed envelope. No postage need be affixed if the envelope is mailed in the United States. If you attend the meeting in person, you may revoke your proxy and vote your shares in person.

                                              By order of the Board of Directors


                                              KATHLEEN DASH, Secretary

April  18,  2001

     PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SIGN AND RETURN YOUR PROXY CARD PROMPTLY. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.

                          PRESIDENTIAL LIFE CORPORATION
                               69 LYDECKER STREET
                              NYACK, NEW YORK 10960

                             REVISED PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Presidential Life Corporation, a Delaware corporation (the "Company"), in connection with the Annual Meeting of the Company's shareholders to be held at the offices of Presidential Life Insurance Company ("Insurance Company"), 69 Lydecker Street, Nyack, New York 10960, at 9:30 a.m., local time, on Wednesday, May 23, 2001, or any postponement or adjournment or adjournments thereof (the "Annual Meeting"). The Company's principal executive offices are located at 69 Lydecker Street, Nyack, New York 10960. The Company's telephone number at that address is (845) 358-2300.

                               GENERAL INFORMATION

     The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of security that is entitled to vote at the Annual Meeting. The Board of Directors has fixed April 11, 2001 as the record date (the "Record Date") for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting. On April 11, 2001 there were 29,300,190 shares of Common Stock outstanding. It is expected that this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the accompanying form of proxy and the Company's Annual Report for the fiscal year ended December 31, 2000 (the "Annual Report") will first be mailed or delivered to shareholders commencing on or about April 18, 2001.

     Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting. The Company's Certificate of Incorporation does not authorize cumulative voting. A quorum of the shareholders is required at the Annual Meeting for the shareholders to take action effectively with respect to the proposals described in this Proxy Statement or to transact effectively any other business at the Annual Meeting. A quorum of the shareholders will be present at the Annual Meeting if the holders of at least a majority of the outstanding shares of the Common Stock are present either in person or by proxy. Therefore, shareholders are urged to complete and return the enclosed proxy card whether or not they are planning to attend the Annual Meeting.

     If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to each other proposal that comes before the shareholders at the Annual Meeting, shareholders may vote FOR the proposal, vote AGAINST the proposal or ABSTAIN from voting with respect to the proposal. Assuming a quorum is present: (i) the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act with respect to the election of directors; and (ii) the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote will be required to act on all other proposals that come before the Annual Meeting. Abstentions and broker non-votes will be included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes. Abstentions and broker non-votes will not be counted, however, in the tabulations of votes cast on proposals presented to shareholders.

     A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, (a) the shares represented thereby will be voted FOR: (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and (b) the proxy will authorize the shares represented thereby to be voted upon such other business as properly may come before the Annual Meeting, as determined, with respect to any such event, by the persons named in the accompanying form of proxy in accordance with their best judgment.

     Each member of the Board of Directors has indicated that he intends to vote
FOR: (i) the election of the persons nominated herein as directors; and (ii) the ratification of the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

     If a quorum is not present at the time that the Annual Meeting is convened, or if for any other reason the Board of Directors believes that additional time should be allowed for the solicitation of proxies, the Company may postpone or adjourn the Annual Meeting with or without a vote of the shareholders. If the Company proposes to postpone or adjourn the Annual Meeting by a vote of the shareholders, the persons named in the accompanying form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such postponement or adjournment, as the case may be.

     Each  proxy  granted  may be revoked by the person granting it at any time:
(i)  by  giving  written  notice to such effect to the Secretary of the Company;
(ii) by execution and delivery of a proxy bearing a later date; or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

     The Company will bear the cost of the Annual Meeting and the cost of soliciting these proxies, including the cost of preparing, printing, handling and mailing the proxy materials. The Company will request brokerage houses, banking institutions and other custodians, nominees and fiduciaries to forward the proxy materials to beneficial owners of the shares of Common Stock and will reimburse them for their reasonable expenses incurred in connection therewith.

     In addition to solicitation by mail, certain officers, directors, regular employees and other representatives of the Company may solicit proxies by telephone, facsimile, in person or otherwise. These persons will receive no extra compensation for such services.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy from any person in any jurisdiction with respect to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information as of March 16, 2001 as to the ownership of Common Stock by: (i) each person known by the Company to be the beneficial owner of five percent or more of the Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each of the Company's executive officers; and (iv) all directors, nominees for election as director and executive officers of the Company as a group:




                                     Number of Shares of    Percent of
                                         Common Stock      Common Stock
                                         Beneficially      Beneficially
Five Percent Shareholders                Owned(1)(2)         Owned (1)
-----------------------------------  --------------------  -------------
Herbert Kurz (3)(4)                       8,058,237           27.5%

Dimensional Fund Advisors, Inc. (8)       1,796,000            6.1%

Directors (including nominees),
Executive Officers, and all
Directors (including nominees) and
Executive Officers as a Group
-----------------------------------

Peter A. Cohen                             190,000              (6)

Jules Kroll (5)                            354,049             1.2%

Herbert Kurz (4)                         8,058,237            27.5%

Lawrence Rivkin (7)                         93,780              (6)

Morton B. Silberman                         31,200              (6)

Stanley Rubin                               54,873              (6)

Donald Barnes                               10,250              (6)

Jerrold Scher                                9,801              (6)

Marilyn Shenn                               7,166               (6)

All Directors (including nominees)
and Executive Officers as a group
(nine persons) (4)(5)(7)                8,809,356            30.1%

-----------------------

(1) Certain of the shares shown in this table are shares as to which the persons named in this table have the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

(2) Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(3)     The  address  for  Mr.  Kurz  is  c/o  Presidential Life Corporation, 69
Lydecker  Street,  Nyack,  New  York  10960.

(4) Excludes 78,840 shares of Common Stock beneficially held by Mr. Kurz's wife. Mr. Kurz disclaims beneficial ownership of the shares held by his wife.

(5) Excludes 1,000 shares of Common Stock beneficially held by each of Mr. Kroll's four children (an aggregate of 4,000 shares). Mr. Kroll disclaims beneficial ownership of the shares held by his four children.

(6)     Less  than  one  percent.

(7) Excludes 3,015 shares of Common Stock beneficially held by Mr. Rivkin's wife. Mr. Rivkin disclaims beneficial ownership of the shares held by his wife.

(8) The address for Dimensional Fund Advisors, Inc. ("Dimensional") is 1299 Ocean Avenue, Santa Monica, California 90401-1038. Information as to holdings of Dimensional is based upon information from Dimensional, provided by Dimensional and obtained by the Corporation through media sources.

                        DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth certain information regarding the Company's directors, executive officers and nominees for election to the Board of Directors.




Name                           Age            Position Held with the Company
-------------                  ----           ------------------------------
Herbert Kurz                   81             Director and President of the Company and
                                              Chairman of the Board of Directors and
                                              Chief Executive Officer of the Insurance Company

Donald Barnes                  57             President of the Insurance Company

Stanley Rubin                  58             Executive Vice President and Chief
                                              Investment Officer of the Insurance Company

Marilyn Shenn                  55             Senior Vice President and Director of
                                              Information Technology of the Insurance Company

Jerrold Scher                  59             Senior Vice President and Chief Actuary
                                              of the Insurance Company

Peter A. Cohen (1)(2)          54             Director

Jules Kroll (1)                60             Director

Lawrence Rivkin (1) (2)        79             Director

Morton B. Silberman (2)        78             Director

---------------------
(1)   Member  of  Audit  Committee
(2)   Member  of  Compensation  Committee

     Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Executive officers are appointed by, and serve at the discretion of, the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified.

     During the fiscal year ended December 31, 2000, there were four meetings of the Board of Directors. During the fiscal year ended December 31, 2000, all of the Directors attended 100% of the Board of Directors meetings, except one, who attended 50%.

     Audit Committee. The Company's Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are to be elected by the Board of Directors for a term of one year, beginning after the first regular meeting of the Board of Directors following the annual meeting of shareholders and until their respective successors are duly appointed and qualified. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Audit Committee has general responsibility for surveillance of financial controls, as well as for the Company's accounting and audit activities. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors as to their selection, reviews the audit plan, fees and audit results with both the Company's management and the independent auditors and approves non-audit services to be performed by the auditors and related fees. The Audit Committee is also responsible for monitoring the independence of the Company's independent auditors. The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. During the year ended December 31, 2000, the Audit Committee had four meetings. The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Based on the above-mentioned review and discussions with mangaement and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Compensation Committee. The Compensation Committee was created in May 1996, with responsibility for reviewing and advising the Board with respect to executive compensation affecting corporate officers subject to Section 162(m) of the Internal Revenue Code and such other executives as the Company's management may deem appropriate. The Committee also has responsibility for administration of the 1996 Stock Incentive Plan and compensation intended as performance-based compensation under the Code. The Committee also has the responsibility to fix all salaries, grant all stock options and approve all employment agreements for executives who are, or are expected to become, subject to Section 162(m). The Committee, which consists of Messrs. Silberman (Chairman), Cohen and Rivkin held two meetings in fiscal 2000. See "Compensation Committee Interlocks and Insider Participation" on page 14.

     Certain information regarding the business experience and other directorships of each of the persons named in the table on the preceding page of this Proxy Statement is as follows:

     Herbert Kurz has been a director of the Company since February 24, 1969. Mr. Kurz also has served as President of the Company and Chairman of the board of directors of the Insurance Company, the wholly-owned subsidiary of the Company through which the Company conducts its insurance and annuity business, for more than the past five years. Mr. Kurz served as President of the Insurance Company from February 1995 until September 2000.

     Donald L. Barnes has served as President of the Insurance Company since September 2000. Prior to that, Mr. Barnes served as Executive Vice President of the Insurance Company since February 2000 and as Senior Vice President of the Insurance Company since November 1995. Prior to that, Mr. Barnes served as President of Franklin United Life Insurance Company for more than five years. Mr. Barnes currently serves as a director of the Insurance Company.

     Stanley Rubin has served as Chief Investment Officer of the Insurance Company since November 1999 and Executive Vice President of the Insurance
Company since September 2000. Prior to that, Mr. Rubin served as Senior Vice President of the Insurance Company since May 1996. Mr. Rubin currently serves as a director of the Insurance Company.

     Jerrold Scher has served as Chief Actuary of the Insurance Company since February 2000. For the ten years prior to 2000, Mr. Scher served as Senior Vice President of the Insurance Company. Mr. Scher currently serves as a director of the Insurance Company.

     Marilyn Shenn has served as Director of Information Technology and Senior Vice President of the Insurance Company since February 2000. Prior to that, Ms. Shenn served as Vice President of the Insurance Company since September 1998. Ms. Shenn currently serves as a director of the Insurance Company.

     Peter A. Cohen has been a director of the Company since May 27, 1992. Mr. Cohen currently is a principal of Ramius Capital Group, a private investment firm. From November 1992 until May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation ("Republic"), as well as a member of its management executive committee. Mr. Cohen was also the Chairman of Republic's wholly-owned subsidiary, Republic New York Securities Corporation. Commencing in February 1990 and prior to his joining Republic in November 1992, Mr. Cohen was a private investor and an advisor to several industrial and financial companies. From March 1984 until February 1990, Mr. Cohen was Chairman of the board of directors and Chief Executive Officer of Shearson Lehman Hutton Inc., a subsidiary of American Express Company. In addition to serving on the Board of Directors of the Company, Mr. Cohen serves as a director of Telecom Italier SpA, GRC International and is a trustee of Mt. Sinai Hospital and the Ohio State University Foundation.

     Jules Kroll has been a director of the Company since November 30, 1988. Mr. Kroll is Chairman and Chief Executive Officer of Kroll-O'Gara Company, a risk mitigation company. Mr. Kroll was Chairman of Kroll Associates, Inc., a private investigative services company. He held that position since December 1, 1991. Since 1972 he was President and Chief Executive Officer of Kroll Associates, Inc. He is also a member of the Board of Directors of United Auto Group, Inc., a company engaged in acquiring, consolidating and operating franchised automobile and light truck dealerships. In addition to serving on the Board of Directors of the Company, Mr. Kroll is a member of the Board of Trustees of Cornell University, of the Board of Visitors of the Georgetown Law Center and of the Board of Regents of Georgetown University.

     Lawrence Rivkin has been a director of the Company since May 25, 1988. Mr. Rivkin has served as counsel to and been a partner in the law firm of Goldfarb & Fleece for more than the past five years.

     Morton B. Silberman has been a director of the Company since May 27, 1987. Mr. Silberman has served as counsel to the law firm of Clark, Gagliardi and Miller for more than the past five years.

     There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Purchases  of  Annuity  Contracts  and  Life  Insurance  Policies

     From time to time in the ordinary course of business, certain of the Company's directors and executive officers have purchased, and may in the future purchase, annuity contracts or life insurance policies from the Insurance Company. Such transactions in the past have been, and will in the future be, on terms no less favorable to the Insurance Company than those that could be obtained from unaffiliated third parties. In that regard, since January 1, 1998, directors and executive officers have not engaged in any transactions with the Insurance Company.

Investments

     The Insurance Company is a limited partner in Ramius Halifax Partners, L.P, a partnership in which Peter Cohen, a director of the Company, is a principal. As of December 31, 2000, the Insurance Company's aggregate investment in such partnership was approximately $9,900,000. Management believes that this investment was made on the same terms available to all investors and similar terms that could be obtained from unaffiliated partnerships.

                          COMPENSATION OF DIRECTORS AND
                               EXECUTIVE OFFICERS

DIRECTOR  COMPENSATION

     During 2000, directors of the Company received an annual retainer of $15,000, a fee of $500 for the first and second Board of Directors meeting attended, and $750 for the third and fourth Board of Directors meeting attended, and a fee of $500 for each meeting of a Committee of the Board of Directors attended (the Board and committee meeting fees were increased to $750 after the May 2000 Board of Directors meeting). In addition, Directors were reimbursed for their travel expenses to and from such meetings.

EXECUTIVE  COMPENSATION

     The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at December 31, 2000, (i) the Chief Executive Officer, (ii) the President and (iii) the other four most highly compensated executive officers of the Company (the "Executive Officers").


                                  SUMMARY COMPENSATION TABLE

                                                                           Long
                                                                           Term
                                          Annual Compensation              Compensation
                                          -------------------              --------------
Name and
Principal                                                                              All Other
Position                     Fiscal Year        Salary($)       Bonus($)   Options(#)  Compensation(1)
-----------------      -------------------   --------------    --------   ----------  ----------------
Herbert Kurz                      2000      $  569,358             -0-         -0-       $ 103,977
 Chief Executive                  1999         565,434           1,000         -0-          96,128
 Officer                          1998         554,228           1,000         -0-          90,926

Donald Barnes                     2000         183,760             -0-      15,000           2,803
 President of the                 1999         162,794          10,000       5,000           2,624
 Insurance Company                1998         152,338           1,000       7,500           2,368

Stanley Rubin                     2000         235,051             -0-       7,000           3,179
 Executive Vice President of      1999         225,305           1,000         750           3,102
 the Insurance Company            1998         223,500           1,000         500           3,101

Jerold Scher
 Senior Vice                      2000         185,415             -0-       5,000           2,861
 President of the                 1999         179,240          11,000       5,000           2,903
 Insurance Company                1998         170,923           1,000       5,000           2,536

Marilyn Shenn
 Senior Vice                      2000         110,197             -0-       5,000           1,859
 President of                     1999         102,256          10,000       5,000           1,466
 the Insurance Company            1998          81,248           1,000       5,000           1,222

--------------------

(1) All Other Compensation represents: (a) the Company's payment of premiums with respect to term life insurance policies for the Executive Officers, plus
(b) with respect to Mr. Kurz, directors fees of $17,500 in 2000, $12,000 in 1999 and 1998, matching contributions by the Company under the Employee Savings Plan, which permits salaried employees to make tax-deferred contributions of a portion of their base compensation pursuant to Section 401(k) of the Internal Revenue Code, of $1,600 for each of Mr. Kurz, Mr. Barnes, Mr. Rubin and Mr. Scher, and $1,122 for Ms. Shenn; during fiscal 1999, $1,600 for Mr. Kurz, Mr. Rubin and Mr. Scher, $1,533 for Mr. Barnes and $822 for Ms. Shenn; during fiscal 1998, $1,600 for Mr. Kurz and Mr. Rubin, $1,442 for Mr. Barnes, $1,538 for Mr. Scher and $721 for Ms. Shenn.

                                  OPTION TABLES

Options/SAR  Grants  in  Last  Fiscal  Year

The following table sets forth certain information concerning options/SARs granted during 2000 to the named executives:



                                  Individual Grants

                        % of Total                                    Potential Realizable
         Number of      Options/SARs                                  Value at Assumed
         Securities     Granted to                                    Annual Rates of Stock
         Underlying     Employees     Exercise or                     Price Appreciation
         Options/SARs   in Fiscal     Base Price     Expiration       for Option Term
Name      Granted         Year         ($/Share)        Date              5%       10%
--------------------------------------------------------------------------------------------
Herbert
Kurz             -0-       0.00%             0.00            -0-           -0-          -0-

Donald
Barnes       15,000       13.19%           14.933    09/06/2005        61,886      136,751

Stanley
Rubin         7,000        6.16%           14.933    09/06/2005        28,880       63,817

Jerold
Scher         5,000        4.40%           14.933    09/06/2005        20,628       45,584

Marilyn
Shenn         5,000        4.40%           14.933    09/06/2005        20,628       45,584

----------------

Aggregated Options/SAR Exercised in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table summarizes options and SARs exercised during 2000 and presents the value of unexercised options and SARs held by the named executives at fiscal year-end:


                                               Number of
                                               Securities               Value of
                                               Underlying               Unexercised In-
                                               Unexercised              the-Money
                                               Options/SARs at          Options/SARs at
                                               Fiscal Year-             Fiscal Year-
               Shares                          End(#)                   End($)
               Acquired         Value          Exercisable(E)/          Exerciable(E)/
Name           on Exercise(#)   Realized($)    Unexercisable(U)         Unexercisable(U)(1)
-------------  ------------------------------  -----------------        ----------------
Herbert Kurz   -0-              -0-                     -0-                       -0-
Donald Barnes  -0-              -0-                 13,900(E)                 26,250(E)
Donald Barnes  -0-              -0-                 23,800(U)                     -0-(U)
Stanley Rubin  -0-              -0-                  4,588(E)                 21,000(E)
Stanley Rubin  -0-              -0-                  7,862(U)                     -0-(U)
Jerrold Scher  -0-              -0-                  7,900(E)                  5,250(E)
Jerrold Scher  -0-              -0-                 12,300(U)                     -0-(U)
Marilyn Shenn  -0-              -0-                  3,675(E)                  2,100(E)
Marilyn Shenn  -0-              -0-                 10,425(U)                     -0-(U)

-------------------

(1) Represents the difference between the exercise price of the options and $14.9375 which represents the closing price of the Company's Common Stock on December 31, 2000.

                               PENSION PLAN TABLE

     The following table shows the estimated annual retirement benefits payable to participants, including the Executive Officers, in the earnings and years-of-credit classifications indicated, under the Company's retirement plan, which covers all salaried employees who have attained the age of 21 and completed at least one year of service. The table assumes that benefits will be paid based on an immediate annuity and are not subject to any deduction for Social Security or other offset amounts.



                Benefits for Years of Credited Service Indicated
                ------------------------------------------------

              Remuneration     15       20      25      30      35
              ------------  --------  ------  ------  ------  -------
              $125,000      37,875    50,500  63,125   75,750   83,325
              $150,000      45,450    60,600  75,750   90,900   99,990
              $175,000      51,510    68,680  85,850  103,020  113,322
              $200,000      51,510    68,680  85,850  103,020  113,322
              $225,000      51,510    68,680  85,850  103,020  113,322
              $250,000      51,510    68,680  85,850  103,020  113,322
              $300,000      51,510    68,680  85,850  103,020  113,322
              $400,000      51,510    68,680  85,850  103,020  113,322
              $450,000      51,510    68,680  85,850  103,020  113,322
              $500,000      51,510    68,680  85,850  103,020  113,322


     Covered compensation includes all taxable compensation (excluding bonuses and commissions), subject to the maximum benefit limitations set forth in Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). The calculation of retirement benefits under the plan is 66-2/3% of the average monthly compensation reduced 1/33 for years of service less than
33. Average monthly compensation is calculated based upon the five consecutive years which produce the highest monthly average unless an employee's years of service is less than five, in which case, average monthly compensation is based on the actual consecutive years of service.

     The credited years of service for Mr. Barnes, Mr. Rubin, Mr. Scher and Ms. Shenn, as of March 1, 2000, are 5, 14, 12 and 19 respectively. Mr. Kurz's participation in the plan terminated as of the end of fiscal year 1990.

BOARD  OF  DIRECTORS'  REPORT  ON  EXECUTIVE  COMPENSATION

     Decisions with respect to the granting of awards pursuant to the 1996 Stock Incentive Plan and compensation of the Executive Officers who are, or are expected to become, subject to Section 162(m) of the Internal Revenue Code were made by the Compensation Committee of the Board of Directors.

     Set forth below is a report of the Board of Directors which addresses the Company's compensation policies for fiscal 2000 as they apply to the Company's executives, including the Executive Officers.

                            OVERVIEW AND PHILOSOPHY

     The Company maintains a philosophy that executive compensation levels should be competitive and consistent with life insurance and annuity industry standards to enable the Company to attract and retain qualified executives who are critical to the Company's success. The Company believes that such compensation also should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for shareholders and the realization of the Company's short- and long-term strategic goals. Qualitative objectives considered by the Company include the individual executive officer's (1) contribution to the Company's performance,
(2) responsibilities, (3) revenue and cost containment initiatives, (4) time commitment and (5) the President's views concerning such executive's performance. The Company considers all such measurement factors, equally weighted, in its annual salary reviews. The Company's compensation policies are designed to attract and retain talented managers and motivate such managers to enhance the Company's performance, thereby building value into the Company's core insurance and annuity businesses.

                                  BASE SALARIES

     The Company's general approach to compensating executive officers is to pay cash salaries competitive with industry standards based upon the individual's experience and past and potential contribution to the success of the Company. In determining industry standards, the Company compares compensation levels paid by life insurance and annuity companies that compete in the Company's primary lines of business. Such compensation information is obtained from various publicly available sources. Generally, management believes that the Company's compensation levels are slightly below those in the self-selected group of life insurance and annuity companies; however, the Company believes that they are competitive.

     In addition, the Company believes that compensation should be meaningfully related to the value created by individual executive officers for the shareholders. Accordingly, the Board of Directors considers the quality of an individual executive's contribution to the Company's overall profitability and success, as measured by its net income, statutory capital and surplus, cash flow and the overall growth in the value of the Company, in determining the executive's salary. The Board of Directors or, in the case of executive officers who are or may become subject to Section 162(m) of the Internal Revenue Code, the Compensation Committee of the Board of Directors, reviews on an annual basis the salaries of its executive officers in light of the foregoing factors. In fiscal 2000, salary increases were granted to executive officers based on the foregoing factors.

                               OTHER COMPENSATION

     The Company believes that stock ownership by key employees provides valuable performance incentives and is beneficial in aligning management and shareholder interests. The size of individual stock and stock option grants is related to the level of responsibility of the individual executive and the quality of an individual executive's contribution to the Company's performance. During fiscal 2000, the Company granted stock-based incentive compensation based on the foregoing factors. The Company also may consider, to the extent warranted by the Company's performance at the end of the year, the grant of incentive bonuses and special bonuses.

              COMPENSATION OF HERBERT KURZ, CHAIRMAN AND PRESIDENT

     Compensation of Herbert Kurz, Chairman and President of the Company and the Insurance Company, is established using substantially the same criteria that were used to determine compensation levels for other executive officers, discussed at the beginning of this report. Mr. Kurz advised the Compensation Committee that he would not accept any salary increase.

                   SECTION 162(M) OF THE INTERNAL REVENUE CODE

     The new Section 162(m) of the Code limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives. The Company currently expects that all compensation payable to executive officers during 2000 will be deductible by the Company for federal income tax purposes. The Company's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

                                    BENEFITS

     The Company provides medical, life insurance and pension benefits to the Executive Officers that generally are available to all Company employees.

                           INCORPORATION BY REFERENCE

     The Board of Directors' Report on Executive Compensation shall not: (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     Matters concerning executive compensation in fiscal 2000 were considered by the Compensation Committee. Herbert Kurz participated in deliberations of the Compensation Committee during the last fiscal year concerning executive officer compensation, but he abstained from discussions and votes regarding his own compensation and individual stock and stock option grants to employees of the Company.

COMPARATIVE  PERFORMANCE  BY  THE  COMPANY

     The SEC requires the Company to present a graph comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of: (i) a broad equity market index; and (ii) a published industry index or peer group. The following graph compares the Common Stock with: (i) the S&P 500 Index; and (ii) the S&P Life Insurance Index and assumes an investment of $100 on December 31, 1995 in each of the Common Stock, the stocks comprising the S&P 500 Index and the stocks comprising the S&P Life Insurance Index, assuming the reinvestment of dividends.

     The  following  appears  as  a  chart  in  the  printed  version:


               12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
               --------  --------  --------  --------  --------  --------
Presidential
Life Corp.          100       123       205       201       186       151

S&P Life
Insurance
Index               100       122       153       161       139       158

S&P 500 Index       100       123       164       211       255       232

     The preceding graph shall not: (i) be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference; and (ii) otherwise be deemed filed under either the Securities Act or the Exchange Act or subject to Regulations 14A or 14C promulgated under the Exchange Act or the liabilities of Section 18 of the Exchange Act.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING


                              ELECTION OF DIRECTORS
                         (PROPOSAL 1 ON THE PROXY CARD)

Nominees
--------

     The Amended and Restated By-Laws provide that the Board of Directors is to consist of not less than five (5) and not more than nineteen (19) members, with the actual number to be set from time to time by a majority of the Board of Directors. The Board of Directors has fixed the number of directors at five.

     At the Annual Meeting, five (5) persons will be elected to the Board of Directors to serve until the next annual meeting and until their respective successors are duly elected and qualified. The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the five (5) persons named below, each of whom has been nominated by the Board of Directors for election to the Board of Directors. The five (5) nominees named below are presently serving as directors of the Company and were elected by the shareholders of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees. Information concerning each of the nominees is set forth in this Proxy Statement under the heading "Directors and Executive Officers." Each of the nominees has indicated that he is able and willing to serve as a director. In the event that any of such persons is unable or unwilling to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power both to vote for a substitute and to vote or withhold their vote for any additional nominees named by shareholders. There are no circumstances presently known to the Board of Directors which would render any of the following persons unavailable or unwilling to continue to serve as a director, if elected. The election of directors requires the affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

                       Nominees to the Board of Directors

                                 Peter A. Cohen
                                   Jules Kroll
                                  Herbert Kurz
                                 Lawrence Rivkin
                               Morton B. Silberman

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES.

                        SELECTION OF INDEPENDENT AUDITORS
                         (PROPOSAL 2 ON THE PROXY CARD)

     The Board of Directors, upon the recommendation of the Audit Committee, has selected, subject to ratification by the shareholders of the Company at the Annual Meeting, the firm of Deloitte & Touche LLP as the independent auditors for the Company to audit the Company's financial statements for its fiscal year ending December 31, 2001. Deloitte & Touche LLP has served as the independent auditors for the Company since December 11, 1992. Deloitte & Touche LLP does not have any direct financial interest or any material indirect financial interest in the Company. Assuming a quorum is present, the affirmative vote by the holders of a majority of shares represented at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     During the two most recent fiscal years, the Company has not consulted with Deloitte & Touche LLP regarding the subject matter of a disagreement or a reportable event on the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the period from December 31, 1998 through December 31, 2000.

Audit  Fees
-----------

     For fiscal year 2000, the company was billed $195,440 for professional services rendered by Deloitte & Touche LLP for audit of the Company's annual financial statements for 2000 and review of the financial statements included in the Company's reports of Form 10-Q during the year.

Financial  Information  System  Design  and  Implementation  Fees
-----------------------------------------------------------------

     The Company was not billed any amount for professional services related to financial information system design and implementation by Deloitte & Touche LLP for fiscal year 2000, and no such services were performed.

All  Other  Fees
----------------

     The Company was billed $91,000 by Deloitte & Touche LLP in fiscal year 2000 for tax services. Other than the fees set forth, the Company was not billed for any services by Deloitte & Touche LLP for fiscal year 2000.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

               SHAREHOLDERS' PROPOSALS FOR THE 2002 ANNUAL MEETING

     A shareholder who desires to include a proposal in the proxy material relating to the 2002 annual meeting of shareholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before December 21, 2001, for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposal also must meet the other requirements of the Securities and Exchange Commission (the "SEC") relating to shareholder proposals required to be included in the Company's proxy statement.

                                  OTHER MATTERS

     The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the SEC, including the financial statements, notes to the financial statements and the financial schedules contained therein (the "2000 Form 10-K"). Copies of any exhibits to the 2000 Form 10-K also will be furnished to any such shareholder upon the payment of a reasonable duplicating charge. Requests for copies of any such materials should be directed to Presidential Life Corporation (attention Secretary), 69 Lydecker Street, Nyack, New York 10960.

                                              By Order of the Board of Directors

                                              Kathleen  Dash,
                                              Secretary

April  30,  2001

                              [FORM OF PROXY CARD]

                          PRESIDENTIAL LIFE CORPORATION
                               69 LYDECKER STREET
                             NYACK, NEW YORK  10960

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF PRESIDENTIAL LIFE CORPORATION.

     The undersigned hereby appoints Jules Kroll, Herbert Kurz and Lawrence Rivkin, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Presidential Life Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Presidential Life Insurance Company, 69 Lydecker Street, Nyack, New York 10960, at 9:30 a.m., local time, on Wednesday, May 23, 2001, or at any postponement, adjournment or adjournments thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present.

     This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND WILL GRANT THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.

COMPANY PROPOSAL NUMBER 1:       TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF
                                 DIRECTORS, EACH FOR A TERM OF ONE YEAR AND
                                 UNTIL THEIR RESPECTIVE SUCCESSORS ARE
                                 DULY  ELECTED  AND  QUALIFIED:

                                 Peter A. Cohen, Jules Kroll, Herbert Kurz,
                                 Lawrence Rivkin, and Morton B. Silberman

___  FOR all nominees  ___  AGAINST  all nominees ___ FOR all nominees except the following nominee(s)
                                                      _____________________

COMPANY  PROPOSAL  NUMBER  2:    TO  RATIFY THE BOARD OF DIRECTORS' SELECTION OF
                                 DELOITTE  & TOUCHE LLP AS THE COMPANY'S
                                 INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                                 ENDING  DECEMBER  31,  2001:

___  FOR               ___  AGAINST               ___  ABSTAIN

     IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE ANNUAL MEETING.


                                                                         (OVER)

     The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 18, 2001, and the Annual Report to Shareholders for the fiscal year ended December 31, 2000, and hereby revokes any proxy or proxies heretofore given. This proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.


                                                 Date: ___________________, 2001


                                                 _____________________________


                                                 _____________________________
                                                 Signature  of  Shareholder  or
                                                 Authorized  Representative


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized signatory.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL NUMBER 1 AND FOR PROPOSAL NUMBER 2.

                                       2
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